Exhibit 99.1

EFiled: Mar 27 2024 12:01PM EDT Transaction ID 72616079 Case No. Multi-Case

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ELAINE WANG, derivatively on	:
behalf of BIOMARIN	:
PHARMACEUTICAL INC.,	:
	:	C.A. No. 2023-0058-NAC
Plaintiff,	:
:
v.	:
:
JEAN-JACQUES BIENAIMÉ,	:
ELIZABETH MCKEE ANDERSON,	:
WILLARD DERE, ELAINE J.	:
HERON, ROBERT HOMBACH,	:
BRYAN LAWLIS, RICHARD A.	:
MEIER, DAVID E. I. PYOTT,	:
DENNIS J. SLAMON, MICHAEL	:
GREY, MARK J. ALLES, MAYKIN	:
HO, and HENRY J. FUCHS,	:
:
Defendants,	:
:
and	:
:
BIOMARIN PHARMACEUTICAL	:
INC.,	:
Nominal Defendant.	:

Additional caption on next page

BILL TSANTES, on behalf of	:
BIOMARIN PHARMACEUTICAL	:
INC.,	:
	:	C.A. No. 2023-0569-NAC
Plaintiff,	:
:
v.	:
:
JEAN-JACQUES BIENAIMÉ,	:
ELIZABETH MCKEE ANDERSON,	:
WILLARD DERE, ELAINE J.	:
HERON, ROBERT HOMBACH,	:
BRYAN LAWLIS, RICHARD A.	:
MEIER, DAVID E. I. PYOTT,	:
DENNIS J. SLAMON, MICHAEL	:
GREY, MARK J. ALLES, MAYKIN	:
HO, and HENRY J. FUCHS,	:
:
Defendants,	:
:
and	:
:
BIOMARIN PHARMACEUTICAL INC.,	:
a Delaware Corporation,	:
:
Nominal Defendant.	:

STIPULATION OF COMPROMISE AND SETTLEMENT

This Stipulation of Compromise and Settlement (the “Stipulation”) is made and entered into as of February 8, 2024, between and among: (a) plaintiffs Elaine Wang (“Wang”) and Bill Tsantes (“Tsantes” and collectively with Wang, “Plaintiffs”), on behalf of nominal defendant BioMarin Pharmaceuticals Inc. (“BioMarin” or the “Company”), in the above-captioned stockholder derivative actions (the “Derivative Actions”), (b) individual defendants Jean-Jacques Bienaimé

(“Bienaimé”), Elizabeth McKee Anderson, Willard Dere, Elaine J. Heron, Robert Hombach, Bryan Lawlis, Richard A. Meier, David E. I. Pyott, Dennis J. Slamon, Michael Grey, Mark J. Alles, Maykin Ho, and Henry J. Fuchs (“Fuchs”) (the “Individual Defendants”), and (c) nominal defendant BioMarin (together with the Individual Defendants, the “Defendants,” and collectively with Plaintiffs, the “Parties” and each a “Party”). This Stipulation sets for the terms of and conditions of the settlement of the Derivative Actions (the “Settlement”), subject to the approval of the Court of Chancery of the State of Delaware (the “Court”), and is intended to fully, finally, and forever compromise, discharge, resolve, release and settle the Released Claims (as defined in paragraph 1.10 below).

SUMMARY OF THE PROCEEDINGS

A. Plaintiffs in the Derivative Actions allege that the Individual Defendants breached their fiduciary duties to BioMarin, and engaged in other wrongdoing, by, inter alia, failing to adequately exercise oversight over the Company to prevent the issuance of materially false and misleading statements concerning the Company’s application to the United States Food and Drug Administration (the “FDA”) for approval of its “Valrox” gene therapy, and selling BioMarin stock at artificially inflated prices while in possession of material, non-public Company information.

B. On May 4, 2021, Tsantes, a BioMarin stockholder, served BioMarin with a demand for the inspection of books and records pursuant to 8 Del. C. § 220 (“§ 220”) concerning potential wrongdoing in connection with various statements issued regarding Valrox. In response thereto, after BioMarin and Tsantes negotiated the scope of a document production and entered into a confidentiality agreement, the Company produced 1,902 pages of internal, non-public Company documents to Tsantes, which counsel for Tsantes reviewed and analyzed.

C. On March 14, 2022, Tsantes, through his counsel, served a pre-suit litigation demand (the “Litigation Demand”) on BioMarin’s Board of Directors (the “Board”), which included certain allegations based on the confidential § 220 materials, demanding that the Board cause the Company to file an action against defendants Bienaimé and Fuchs for breach of fiduciary duty, contribution, and indemnification. The Litigation Demand also demanded that the Board commence an independent investigation in good faith into the events regarding alleged breaches of fiduciary duties by other current and/or former officers and directors of the Company. The Litigation Demand further demanded that the Board cause BioMarin to enter into tolling agreements with each individual implicated in the alleged wrongdoing to preserve the Company’s claims during the pendency of the Board’s investigation.

D. On April 25, 2022, Wang, a BioMarin stockholder, served BioMarin with a demand for the inspection of books and records pursuant to § 220. In response thereto, after BioMarin and Wang negotiated the scope of a document production and entered into a confidentiality agreement, the Company produced 1,248 pages of internal, non-public Company documents to Wang, which counsel for Wang reviewed and analyzed.

E. On June 1, 2022, the Company responded to Tsantes’ Litigation Demand, stating that the Board determined it was in the best interests of the Company to defer consideration of the Litigation Demand during the pendency of a related federal securities class action, BioMarin Pharmaceutical Inc. Securities Litigation, 3:20-cv-06719-WHO (N.D. Cal.) (the “Securities Class Action”).

F. On January 19, 2023, Wang filed a Confidential Verified Stockholder Derivative Complaint in the action Wang v. Bienaimé, et al., C.A. No. 2023-0058-NAC (the “Wang Action”), putatively on behalf of the Company alleging, among other things, that the Individual Defendants breached their fiduciary duties. Certain of the allegations in the Wang Action are based on the confidential § 220 materials.

G. On March 1, 2023, Defendants filed a motion to dismiss the complaint in the Wang Action (the “Motion to Dismiss”) pursuant to Court of Chancery Rules 23.1 (“Rule 23.1”), 12(b)(1), and 12(b)(6).

H. While the parties to the Wang Action were discussing a mutually agreeable briefing schedule in connection with the Motion to Dismiss, the parties in the Securities Class Action reached a proposed settlement, and, on April 28, 2023, moved for preliminary approval of that settlement. The settlement of the Securities Class Action provides for a cash payment of $39,000,000.00 to the settlement class.1

I. On June 2, 2023, Tsantes filed a Confidential Verified Stockholder Derivative Complaint in the action Tsantes v. Bienaimé, et al., C.A. No. 2023-0569-NAC (the “Tsantes Action”), on behalf of the Company alleging, among other things, that the Individual Defendants breached their fiduciary duties. Certain of the allegations in the Tsantes Action are based on the confidential § 220 materials.

J. Shortly thereafter, Plaintiffs agreed to work cooperatively to attempt to negotiate a resolution of the claims asserted in the Derivative Actions and, in or about July 2023, commenced negotiations with Defendants.

K. The negotiations between the Parties continued for several months and, in October 2023, the Parties agreed to schedule a mediation with Michelle Yoshida, Esq. (“Ms. Yoshida” or the “Mediator”) of Phillips ADR Enterprises (“PADRE”) to take place on November 9, 2023. Ms. Yoshida served as the mediator in connection with the Securities Class Action settlement.

[1]	An Order and Final Judgment granting final approval to the settlement of the Securities Class Action were entered on November 14, 2023. Civ. Docket For Case No. 3:20-cv-06719-WHO, ECF Nos. 155, 156.

L. The Parties continued negotiations regarding the substantive terms of the Settlement and, on November 6, 2023, reached an agreement-in-principle regarding those terms.

M. Ms. Yoshida was provided with the substantive terms of the Settlement by the Parties and, on November 9, 2023, conducted a full day mediation session (the “Mediation”) with the Parties concerning the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel (defined herein) in consideration of the substantial benefits achieved for the Company and its current stockholders through the filing, litigation, and settlement of the Derivative Actions. By the conclusion of the Mediation, the Parties had reached an impasse and the Mediation session ended with no agreement reached by the Parties.

N. On November 10, 2023, Ms. Yoshida issued a double-blind mediator’s recommendation to the Parties (the “Mediator’s Proposal”). The Mediator’s Proposal recommended the payment of $1,250,000.00 in attorneys’ fees and expenses to Plaintiffs’ Counsel, subject to approval by the Court. The Parties accepted the Mediator’s Proposal on November 10, 2023.

O. The Parties agree that Plaintiffs commenced and pursued the Derivative Actions in good faith, including the Litigation Demand and Plaintiffs’ pre-litigation inspection demand efforts. Plaintiffs maintain that entry by Plaintiffs into this Stipulation is not an admission as to the lack of any merit of any claims asserted by Plaintiffs in the Derivative Actions.

JJ. Defendants have denied, and continue to deny, that they committed any breach of duty, violated any law, or engaged in any wrongdoing, expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist, and further believe that the Derivative Actions are without merit. Defendants are entering into this Stipulation to eliminate the uncertainty, burden and expense of further protracted litigation. This Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted in the Derivative Actions. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, BY AND AMONG THE PARTIES TO THIS STIPULATION, subject to the approval of the Court pursuant to Rule 23.1, that the Derivative Actions shall be fully and finally compromised and settled, that the Released Claims shall be released by the

Releasing Parties (as defined in paragraph 1.14 below) as against the Released Parties (as defined in paragraph 1.12 below), and that the Derivative Actions shall be dismissed with prejudice, upon and subject to the following terms and conditions, and further subject to the approval of the Court:

DEFINITIONS

1. In addition to the terms defined elsewhere in this Stipulation, the following terms have the meanings specified below:

1.1 “Applicable BioMarin Stockholders” means any and all individuals or entities who held of record, or beneficially owned, directly or indirectly, common stock of BioMarin as of the close of business on the date the Court enters the Scheduling Order (as defined in paragraph 13 below), excluding the Individual Defendants, the officers and directors of BioMarin, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have or had a controlling interest.

1.2 “Corporate Governance Reforms” means the corporate governance reforms set forth in Exhibit A attached to this Stipulation.

1.3 “Defendants’ Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, including Unknown Claims, that Plaintiffs asserted or could have asserted on behalf of nominal defendant BioMarin in the Derivative Actions or in any other court, tribunal, forum or proceeding, whether based on state, federal, local, foreign, statutory, regulatory, common or other law or rule, and which are based upon, arise out of, or relate in any way to, or involve, directly or indirectly, (a) the actions, inactions, deliberations, disclosures, discussions, decisions, votes, or any other conduct of any kind by any of the Released Defendant Parties (as defined below in paragraph 1.11), relating in any way to any facts, matters, events, circumstances, claims, or allegations alleged or that could have been alleged in the Derivative Actions, or (b) the institution, commencement, prosecution, defense, mediation, or settlement of the Derivative Actions.

1.4 “Defendants’ Releasing Parties” means Defendants and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

1.5 “Derivative Actions” means, collectively, the Wang Action and the Tsantes Action, as captioned above.

1.6 “Final Approval” means the later of (a) the expiration of the time for the filing or noticing of an appeal or motion for reargument or rehearing from the Court’s Order and Final Judgment (as defined below in paragraph 17) approving the Settlement; (b) the date of final affirmance of the Court’s Order and Final Judgment on any appeal or reargument or rehearing; or (c) the final dismissal of any appeal.

1.7 “Plaintiffs’ Counsel” means Rigrodsky Law, P.A., deLeeuw Law LLC, Shuman, Glenn & Stecker, and Pomerantz LLP.

1.8 “Plaintiffs’ Released Claims” means all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, including Unknown Claims, that arise out of or relate in any way to Released Plaintiff Parties’ (as defined below in paragraph 1.13) institution, prosecution, or settlement of the Derivative Actions.

1.9 “Plaintiffs’ Releasing Parties” means Plaintiffs, BioMarin, and all Applicable BioMarin Stockholders, whether acting directly, representatively, or derivatively on behalf of BioMarin, and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

1.10 “Released Claim(s)” means Plaintiffs’ Released Claims and Defendants’ Released Claims; provided, however, for the avoidance of doubt, that Released Claims shall not include any claims relating to the enforcement of this Stipulation or Settlement or any claims by BioMarin or the Individual Defendants for insurance coverage or any claims by the Individual Defendants for indemnification or advancement.

1.11 “Released Defendant Parties” means all Defendants in the Derivative Actions, and any and all of their and BioMarin’s respective current or former agents, parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, assigns, insurers, reinsurers, consultants, and other representatives, servants and related persons, in their capacities as such.

1.12 “Released Party” or “Released Parties” means each and all of the Released Plaintiff Parties and the Released Defendant Parties.

1.13 “Released Plaintiff Parties” means Plaintiffs and Plaintiffs’ Counsel and each of their respective agents, assigns, and related persons.

1.14 “Releasing Parties” means Plaintiffs’ Releasing Parties and Defendants’ Releasing Parties.

1.15 “Unknown Claims” means any Released Claim which the Releasing Party does not know or suspect to exist in his, her or its favor at the time of Final Approval of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement.

RELEASES

2. Upon Final Approval of the Settlement, Plaintiffs’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties from any and all of the Defendants’ Released Claims.

3. Upon Final Approval of the Settlement, Defendants’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Plaintiff Parties from any and all of the Plaintiffs’ Released Claims.

4. The Settlement is intended to extinguish all of the Released Claims by the Releasing Parties as against the Released Parties and, consistent with such intention, upon Final Approval of the Settlement, the Releasing Parties shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the Released Claims. This shall include a waiver of any rights pursuant to California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS

THAT THE CREDITOR OR RELEASING PARTY DOES

NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER

FAVOR AT THE TIME OF EXECUTING THE RELEASE,

AND THAT IF KNOWN BY HIM OR HER WOULD HAVE

MATERIALLY AFFECTED HIS OR HER SETTLEMENT

WITH THE DEBTOR OR THE RELEASED PARTY.

5. Plaintiffs acknowledge, and the Plaintiffs’ Releasing Parties shall be deemed by operation of the entry of the Order and Final Judgment upon Final Approval of the Settlement to have acknowledged, that the foregoing waiver in paragraph 4 was expressly bargained for, is an integral term of the Settlement, and was relied upon by each and all of the Released Defendant Parties in entering into the Settlement.

6. Nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Stipulation.

SETTLEMENT CONSIDERATION

7. The Parties agree that as a direct result of Plaintiffs’ investigation, initiation and litigation of the Derivative Actions, in consideration for the full Settlement and release of the Released Claims, and upon Court approval of the Settlement, BioMarin will implement the Corporate Governance Reforms, of which Plaintiffs were a precipitating, substantial, and material cause.

8. In further consideration for the full Settlement and release of the Released Claims, BioMarin and the Individual Defendants also acknowledge that Plaintiffs and the Derivative Actions were a precipitating, substantial, and material cause of BioMarin’s adoption and implementation of the Corporate Governance Reforms.

9. The Corporate Governance Reforms shall remain in effect for a period of at least four (4) years from the date of adoption.

10. Defendants acknowledge that the Corporate Governance Reforms confer substantial benefits on the Company and its current stockholders.

STAY OF PROCEEDINGS

11. Pending Final Approval of the Settlement by the Court, Plaintiffs agree to stay the Derivative Actions, and Plaintiffs and Plaintiffs’ Counsel agree not to initiate any other proceedings related to the Derivative Actions other than those incident to the Settlement itself.

12. The Parties will request that the Court order that, pending Final Approval of the Settlement, Plaintiffs and all Applicable BioMarin Stockholders are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement, prosecution, or instigation of any action asserting any of the Released Claims, either directly, representatively, derivatively, or in any other capacity, against BioMarin, the Individual Defendants, or any of the Released Defendant Parties.

SUBMISSION AND APPLICATION TO THE COURT

13. As soon as reasonably practicable after this Stipulation has been executed, the Parties shall jointly apply for a scheduling order (the “Scheduling Order”), substantially in the form attached hereto as Exhibit B, establishing the procedure for the approval of notice to Applicable BioMarin Stockholders substantially in the form attached hereto as Exhibit C (the “Notice”).

NOTICE

14. BioMarin shall undertake the primary responsibility for providing notice to Applicable BioMarin Stockholders, in accordance with the terms of the Scheduling Order, and shall be solely responsible for paying the costs and expenses associated with providing the notice described in this paragraph. By no later than sixty (60) calendar days prior to the date the Court sets for the Settlement Hearing (as defined below in paragraph 16), BioMarin shall mail the Notice, substantially in the form attached hereto as Exhibit C, to all Applicable BioMarin Stockholders who held of record at their respective addresses currently set forth in BioMarin’s stock records. In addition, the Company shall use reasonable efforts to give notice to all Applicable BioMarin Stockholders who were beneficial owners by: (a) filing copies of this Stipulation and the Notice as exhibits to a Current Report on Form 8-K with the United States Securities and Exchange Commission; (b) posting links to this Stipulation and the Notice on the Investor Relations portion of the Company’s website through the date of the Settlement Hearing; and (c) including in the Notice a statement that a copy of this Stipulation can be found on the Investor Relations portion of the Company’s website, along with the website’s address.

15. Counsel for BioMarin shall, at least ten (10) business days before the Settlement Hearing, file with the Court an appropriate affidavit with respect to compliance with the requirements set forth in the foregoing paragraph.

ORDER AND FINAL JUDGMENT

16. If the Settlement (including any modifications thereto made with the consent of the Parties as provided for herein) shall be approved by the Court following a hearing (the “Settlement Hearing”) as fair, reasonable, and adequate and in the best interests of BioMarin, the Parties shall jointly request that the Court enter an order substantially in the form attached hereto as Exhibit D (the “Order and Final Judgment”).

17. The Order and Final Judgment shall, among other things, provide for full and complete dismissal of the Derivative Actions with prejudice, and the Settlement and release of the Released Claims by the Releasing Parties as against the Released Parties.

COOPERATION

18. The Parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of the Settlement, and to use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to obtain the Court’s approval of the Settlement, consummate and make effective, as promptly as practicable, this Stipulation and the Settlement provided for hereunder (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement) and the dismissal of the Derivative Actions with prejudice without costs, fees or expenses to any Party (except as provided for herein).

19. Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set forth by the Court in order to carry out any provisions of this Stipulation.

CONDITIONS OF SETTLEMENT

20. The Settlement is conditioned upon the fulfillment of each of the following:

20.1 The entry by the Court of an Order and Final Judgment in the form attached hereto as Exhibit D approving the proposed Settlement and dismissing the Derivative Actions with prejudice without the award of any damages, costs, fees or the grant of any further relief except for an award of fees and expenses to Plaintiffs’ Counsel that the Court may make as contemplated herein.

20.2 Final Approval of the Settlement.

21. Each of BioMarin and the Individual Defendants shall have the right to withdraw from the Settlement in the event that any claims related to the subject matter of the Derivative Actions are commenced or prosecuted against any of the Released Defendant Parties in any court prior to Final Approval of the Settlement and such claims are not dismissed with prejudice or stayed in contemplation of dismissal following Final Approval of the Settlement. In the event such claims are commenced, the Parties agree to cooperate and use their reasonable best efforts to secure the dismissal thereof or a stay in contemplation of dismissal following Final Approval of the Settlement. This Stipulation shall be null and void and of no force and effect if the Settlement does not obtain Final Approval for any reason. In such event, this Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Derivative Actions or to entitle any Party to the recovery of costs and expenses incurred in connection with the intended implementation of the Settlement, including any costs related to providing notice to Applicable BioMarin Stockholders (as set forth in paragraph 14), to the extent such costs have already been incurred by BioMarin.

22. In the event that the proposed Settlement is rendered null and void for any reason, the existence of or the provisions contained in this Stipulation or any term sheet or other document relating to the terms of the proposed Settlement shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Derivative Actions; nor shall they be deemed a presumption, a concession, or an admission by the Parties of any fault, liability, wrongdoing or damages whatsoever as to any facts, claims or defenses that have been or could have been alleged or asserted in the Derivative Actions, or any other action or proceeding or each thereof; nor shall they be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding.

WARRANTY AND NON-ASSIGNMENT OF CLAIMS

23. Plaintiffs and Plaintiffs’ Counsel represent and warrant that Plaintiffs are current BioMarin stockholders and that none of Defendants’ Released Claims have been assigned, encumbered, or in any manner transferred in whole or in part, and that neither Plaintiffs nor Plaintiffs’ Counsel will attempt to assign, encumber, or in any way transfer, in whole or in part, any of Defendants’ Released Claims.

ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES FOR PLAINTIFFS’ COUNSEL

24. After negotiation of the principal terms of the Settlement, including the Corporate Governance Reforms and the definition of Released Claims, the Parties participated in the full-day Mediation session with the assistance of Ms. Yoshida of PADRE. By the conclusion of the Mediation, the Parties were at an impasse and were unable to reach an agreement on the amount of attorneys’ fees and expenses for Plaintiffs’ Counsel in connection with the proposed Settlement of the Derivative

Actions. After the Parties reached that impasse, Ms. Yoshida issued the double-blind Mediator’s Proposal to the Parties. Pursuant to the Mediator’s Proposal, the Parties agreed that Plaintiffs’ Counsel shall receive an award of attorneys’ fees and expenses in the amount of $1,250,000.00 in the aggregate (the “Fee Award”), subject to Court approval, and that Defendants will not oppose or object to the proposed Fee Award.

25. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the proposed Settlement independently of Plaintiffs’ Counsel’s proposed Fee Award. The failure of the Court to approve the proposed Fee Award, in whole or in part, shall have no effect on the validity of the Settlement or delay the enforceability of the Settlement, and final resolution by the Court of the proposed Fee Award shall not be a precondition to the dismissal with prejudice of the Derivative Actions. Any failure of the Court to approve the proposed Fee Award, in whole or in part, shall not provide any of the Parties with the right to terminate the Settlement.

26. BioMarin’s insurer(s) shall pay and/or cause to be paid any fee award entered by the Court as provided by the terms of such order within twenty (20) business days of entry of such order and Plaintiffs’ Counsel providing BioMarin’s counsel with the necessary information required for payment by check or a wire-transfer, including a signed W-9 and a tax ID number, with the Fee Award to be held in the escrow account of Rigrodsky Law, P.A. No payments shall be made from the escrow account of Rigrodsky Law, P.A. until allocation of the Fee Award has been resolved pursuant to paragraph 28 of this Stipulation. Any payment of any fee award provided herein shall be subject to Plaintiffs’ Counsel’s obligation to make refunds or repayments to BioMarin of any amounts paid, if the Settlement is terminated pursuant to the terms of this Stipulation or fails to become effective for any reason, or if, as a result of any appeal of further proceedings on remand or successful collateral attack, the award of attorneys’ fees and/or expenses is reduced or reversed by final non-appealable court order.

27. Plaintiffs may seek the Court’s approval of reasonable service awards for each Plaintiff of up to $2,000.00, to be paid from the Fee Award, and Defendants shall not oppose any such request.

28. Plaintiffs’ Counsel shall allocate the Fee Award among themselves.

STIPULATION NOT AN ADMISSION

29. Neither this Stipulation nor the Settlement, nor any act or omission taken in connection with this Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Individual Defendants or any of the Released Defendant Parties as to the validity of any claims, causes of action or other issues that were or could have been raised in the Derivative Actions or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Plaintiffs as to the lack of merit of any claim or the validity of any defense.

30. Any communications related to the Settlement, their contents or any of the negotiations, statements, or proceedings in connection therewith shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked, or otherwise used by any person for any purpose in the Derivative Actions or otherwise, except as may be necessary to effectuate the Settlement.

31. Paragraphs 21, 22, 29 and 30 shall remain in full force and effect in the event that the proposed Settlement is terminated or fails to become effective for any reason.

NO WAIVER

32. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of the Settlement shall not be deemed a waiver of any of the provisions of the Settlement, and such Party shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Settlement. All waivers must be in writing and signed by the Party against whom the waiver is asserted.

33. No waiver, express or implied, by any Party of any breach or default in the performance by any other Party of its obligations pursuant to the Settlement shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent or contemporaneous, under the terms of the Settlement.

BREACH

34. The Parties agree that in the event of any breach of the Settlement, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved.

GOVERNING LAW

35. This Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

ENTIRE AGREEMENT; AMENDMENTS

36. This Stipulation constitutes the entire agreement among the Parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by the signatories hereto.

COUNTERPARTS

37. This Stipulation may be executed in multiple counterparts by any of the signatories hereto, including by facsimile, and as so executed shall constitute one agreement.

SUCCESSORS AND ASSIGNS

38. Except as expressly provided for herein, this Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors, affiliates and assigns.

COMPLIANCE WITH ETHICAL RULES

39. The Parties agree that throughout the course of the litigation, all Parties and their counsel complied with the provisions of Rule 11 of the Rules of the Court of Chancery of the State of Delaware and that the Order and Final Judgment submitted to the Court will contain a statement to reflect this compliance.

JURISDICTION

40. Any action related to implementing and enforcing the Settlement shall be filed and litigated exclusively in the Court. Each Party (i) consents to personal jurisdiction in any such action brought in the Court, (ii) consents to service of process by registered mail (with a copy to be delivered at the time of such mailing to counsel for each Party by facsimile or electronic mail) upon such Party and/or such Party’s agent for purposes of such action, (iii) waives any objection to venue in the Court and any claim that Delaware or the Court is an inconvenient forum for such action, and (iv) waives any right to demand a jury trial as to any such action.

AUTHORITY

41. The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto.

DATED: March 27, 2024

DELEEUW LAW LLC	RIGRODSKY LAW, P.A.

/s/ Braford deLeeuw	/s/ Seth D. Rigrodsky
Bradford deLeeuw (#3569) 1301 Walnut Green Road Wilmington, DE 19807 (302) 274-2180 brad@deleeuwlaw.com OF COUNSEL: SHUMAN, GLENN & STECKER Kip B. Shuman 100 Pine Street, Ste. 1250	Seth D. Rigrodsky (# 3147) Gina M. Serra (#5387) Herbert Mondros (#3308) 300 Delaware Avenue, Suite 210 Wilmington, DE 19801 (302) 295-5310 sdr@rl-legal.com hwm@rl-legal.com gma@rl-legal.com
San Francisco, CA 94111	Counsel for Plaintiff Elaine Wang
kip@shumanlawfirm.com (303) 861-3003	RICHARDS LAYTON & FINGER, P.A.

SHUMAN, GLENN & STECKER
Rusty E. Glenn	/s/ Ray J. DiCamillo
600 17th Street, Suite 2800 South	Ray J. DiCamillo
Denver, CO 80202	One Rodney Square
(303) 861-3003	920 North King Street
rusty@shumanlawfirm.com	Wilmington, DE 19801
(302) 651-7786
dicamillo@rlf.com

SHUMAN, GLENN & STECKER	OF COUNSEL:
Brett D. Stecker 326 W. Lancaster Avenue Ardmore, PA 19003 (303) 861-3003 brett@shumanlawfirm.com	Brett De Jarnette COOLEY LLP 3175 Hanover Street Palo Alto, CA 94304-1130 (650) 849-7005 bdejarnette@cooley.com
POMERANTZ LLP
Gustavo F. Bruckner Samuel J. Adams Ankita Sangwan 600 Third Avenue New York, NY 10016 (212) 661-1100 gfbruckner@pomlaw.com sjadams@pomlaw.com asangwan@pomlaw.com Counsel for Plaintiff Bill Tsantes	Counsel for Individual Defendants and Nominal Defendant BioMarin Pharmaceutical Inc.

Multi-Case Filing Detail: The document above has been filed and/or served into multiple cases, see the details below including the case number and name.

Transaction Details

Court: DE Court of Chancery Civil Action	Document Type: Stipulation for Compromise & Settlement

Transaction ID: 72616079	Document Title: Stipulation of Compromise and Settlement

Submitted Date & Time: Mar 27 2024 12:01PM

Case Details

Case Number	Case Name
2023-0058-NAC	Elaine Wang vs. Jean-Jacques Bienaimé, et. al.
2023-0569-NAC	Bill Tsantes v. Jean-Jacques Bienaimé et al

EXHIBIT A

CORPORATE GOVERNANCE MEASURES TO BE IMPLEMENTED

AND MAINTAINED BY BIOMARIN

Within thirty (30) days of issuance of a final order approving the settlement of the Derivative Actions by the Delaware Court of Chancery (the “Court”), the Board shall adopt resolutions to amend Board committee charters, or amend corporate governance documents, needed to ensure the adoption, implementation, and maintenance of the following Measures, which shall remain in effect for no less than four (4) years.

BioMarin also shall acknowledge that the Derivative Actions were a precipitating, substantial and material factor in the adoption and implementation of these Measures by the Board and that the Measures confer substantial benefits upon BioMarin and its current stockholders.

1.	ESTABLISHMENT OF A DISCLOSURE COMMITTEE

The Company shall formally establish a management-level Disclosure and Controls Committee (the “Disclosure Committee”). The Disclosure Committee’s functions and procedures should remain flexible to most effectively address changing circumstances. To implement the Committee’s purposes and policies, the Disclosure Committee shall be charged with ensuring: (i) the accuracy of earnings releases and material press releases; (ii) accurate filings with the U.S. Securities and Exchange Commission (the “SEC”); (iii) the effectiveness of the Company’s disclosure controls and procedures. Nothing herein shall abrogate the disclosure oversight responsibilities of the Board.

The mission of the Disclosure Committee will include ensuring effective procedures and protocols are in place at the Company such that all the Company’s SEC filings and material press releases are vetted for accuracy, integrity, and completeness, and for reviewing with management its ongoing compliance with these protocols and procedures.

The Disclosure Committee shall seek to ensure that material press releases and SEC filings are accurate, not misleading, and timely with respect to:

•	the Company’s financial condition and business prospects;

•	the developmental status of BioMarin’s drug candidates, including but not limited to clinical trial results and findings;

•	the Company’s manufacturing and processing facilities;

•	the status of regulatory applications and proceedings; and

•	the Company’s compliance with applicable laws and stock exchange requirements.

The approval of the Disclosure Committee shall be required prior to any earnings releases or SEC filings. The Disclosure Committee shall not grant any such approval without first fully considering the Company’s abilities to meet any applicable goals or targets and determining that any authorized corporate public statement is true and accurate.

The Disclosure Committee shall hold regular meetings prior to the preparation and filing of the Company’s annual and quarterly reports with the SEC, and ad hoc meetings from time to time. Other personnel of the Company, or representatives of its outside advisors, may be invited to attend Disclosure Committee meetings as deemed necessary or appropriate by the Disclosure Committee in performing its duties and responsibilities.

The Disclosure Committee shall provide occasional updates to the Audit Committee as warranted under the circumstances.

The responsibilities of the Disclosure Committee shall include:

a)

To ensure that the Company’s controls and procedures provide the information required to be disclosed by the Company in the reports it files or submits under the Securities Exchange Act of 1934 (the “Exchange Act”) and that other corporate information that the Company may disclose to the public is reported accurately and within the time periods specified in the SEC’s rules and regulations.

b)	Review the Company’s SEC Form 10-Qs, Form 10-Ks and material press releases.

c)

Review (or delegate to an appropriate constituency the review of) the Company’s other Exchange Act filings (including SEC Form 8-Ks and Proxy Statements), registration statements, press releases containing financial information, information about material acquisitions or dispositions or other information material to the Company’s security holders, correspondence to stockholders, and presentations to analysts and investors, which includes analyst and investor conferences and scripts utilized during question and answer sessions of earnings conference calls.

d)	Review each Exchange Act report prior to its filing with the SEC to assess the quality of the disclosures therein and whether the report is accurate and complete in all material respects.

e)	Review in advance the Company’s quarterly earnings press releases and related materials (such as earnings call scripts) to determine the adequacy and accuracy of the disclosures included therein.

2.	SCIENCE AND TECHNOLOGY COMMITTEE ENHANCEMENTS

BioMarin shall amend the Charter for its Board-level Science and Technology Committee:

(a) Purpose

The charter shall add to its purpose a bullet regarding evaluating the impacts of developments relating to preclinical studies and near-clinical phase programs on the Company’s collaborations and drug development plans, including but not limited to BioMarin’s relationships with any collaborating entities.

2

(b) Composition

The Science Committee shall be comprised solely of Independent Directors (as defined in the existing charter) and persons who have no financial or other material interest in any matter to be reviewed. At least two members of the Science Committee must be a scientist (Ph.D. level) or medical doctor, with relevant work and/or academic research experience.

(c) Duties and Responsibilities

The Science Committee shall discharge its responsibilities and shall assess the information provided by the Company’s management, in accordance with its independent business judgment. In the discharge of its responsibilities, the Science Committee shall:

(i) From a scientific and technical perspective, review, evaluate, and advise the Board and management regarding the long-term strategic goals and objectives and the quality and direction of the Company’s R&D programs, and regularly review the Company’s R&Dpipeline.

(ii) Identify and discuss new and emerging trends in health care, pharmaceutical science, technology, manufacturing, and regulation to assist the Company in making well-informed choices in the investment of its R&D resources.

(iii) Recommend to the Board and management emerging technologies for potentially building the Company’s technological assets and capabilities.

(iv) Advise the Board and management on the scientific aspects of business development transactions submitted to the Board for approval.

(v) Assist management in identifying world-class experts, including potential members for scientific advisory boards, to provide strategic scientific and clinical advice regarding the Company’s programs. In coordination with the Company’s management, engage with the Company’s scientific advisory boards and other advisors.

(vi) Serve as a sounding board for the Company’s R&D teams on R&D matters.

(vii) Assist the Board with its oversight responsibility for enterprise risk management in areas affecting the Company’s R&D activities.

(viii) Monitor the Company’s ongoing relationships with entities with which the Company has a collaborating or other relationship, as well as federal and state regulators, including without limitation, the FDA.

(ix) Review such other topics as delegated to the Science Committee from time to time by the Board.

3

(d) The Science Committee shall ensure that the Audit Committee and the Board are promptly made aware when any issues arising out of a clinical trial, including those pertaining to clinical trial data and protocols, are sufficiently material to trigger a disclosure obligation.

(e) The Science Committee shall have access to all communications to the Company from the FDA, or from the FDA to the Company.

(f) BioMarin shall post the new Science Committee Charter on the Investor Relations portion of its website and shall include a link to this charter in each Proxy Statement.

3.	Procedures and Administration

(a) The Science Committee shall meet from time to time as it deems necessary to perform its responsibilities, but in no event less than twice annually.

(b) The Science Committee may form and delegate authority to one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member).

(c) The Science Committee shall report regularly, but in no event less than twice annually, to the Board.

(d) The Science Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of its Charter and recommend any proposed changes to the Board for approval.

(e) The Science Committee shall have the authority to engage such external advisors as it deems necessary or appropriate to carry out its responsibilities. The Science Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Science Committee.

(f) The Science Committee may from time to time request any officer(s), employee(s) or advisor(s) of the Company to meet with the Science Committee or any advisor(s) engaged by the Science Committee.

4.	PUBLIC DATA DISCLOSURES TO STOCKHOLDERS

If management and/or the Board chooses to publicly release interim product candidate results, the Company will do so in a manner that is not false or misleading.

At least a subset of the Disclosure Committee shall review any disclosure releasing new clinical trial data before it disseminated to investors.

4

5.	IMPROVEMENTS TO THE AUDIT COMMITTEE

BioMarin shall adopt a resolution to amend its Audit Committee Charter. The amended Audit Committee Charter shall be posted on the Investor Relations section of the Company’s website. The Audit Committee Charter shall be amended as follows:

(a) The Audit Committee shall plan to meet at least six (6) times annually and in separate executive sessions with the Company’s management, independent auditor, and CCO in carrying out its duties. The CFO will not be present at such meetings;

(b) The Audit Committee shall, in conjunction with BioMarin’s independent outside auditor, annually review staffing of the Company’s internal audit function to ensure that necessary staffing levels of the internal audit function are fulfilled and maintained; and

(c) The Audit Committee shall meet with the Disclosure Committee, or its designee, at least four times annually to discuss the Company’s R&D, production, and/or marketing goals as it relates to material press releases, SEC Form 10-Qs, and Form 10-Ks to align on processes and procedures to facilitate accurate public disclosures.

6.	LIMITED DIRECTOR AND COMMITTEE ENGAGEMENTS

BioMarin shall limit director and committee engagements outside the Company to help ensure that each director fulfills his or her fiduciary oversight duties by devoting sufficient attention to BioMarin’s business and operations.

7.	EXPANSION OF THE DUTIES AND RESPONSIBILITIES OF THE GENERAL COUNSEL

The duties and responsibilities of the Company’s General Counsel shall be expanded to include the following:

(a) Acting as liaison between management the Board, and the Audit Committee. In working closely with the CCO, the General Counsel shall: (i) be primarily responsible for identifying and initiating investigations into material misconduct and noncompliance with applicable laws and regulations; (ii) if the General Counsel determines that there has been non-compliance with applicable laws and regulations, report those issues to the Disclosure Committee and the Audit Committee, within three days of identification of these issues; and (iii) make recommendations for further evaluation and/or remedial action within deadlines agreed to by the Disclosure and Audit Committees;

(b) As part of the Disclosure Committee, review BioMarin’s draft quarterly and annual reports, filed with the SEC on Forms 10-K and 10-Q, and related materials prior to their publication to ensure (i) the accuracy, completeness, and timeliness of disclosures relating to compliance with applicable laws and regulations; and (ii) accurate reporting of any material issues that may merit disclosure to other BioMarin constituencies;

(c) As part of the disclosure committee, reviewing BioMarin’s press releases and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to BioMarin’s compliance with applicable laws and regulations, and reporting any material issues that may merit disclosure to other BioMarin constituencies; and

5

(d) Working with the Audit Committee as a part of the Disclosure Committee’s subcommittee to evaluate the adequacy of BioMarin’s internal controls over compliance and develop proposals for improving these controls.

8.	INTERNAL CONTROLS AND COMPLIANCE FUNCTIONS

(a) By no later than December 31, 2024. the Board shall work with an independent consultant to strengthen its internal audit and control functions, including, but not limited to, the accuracy of public disclosures.

(b) The consultant shall prepare a written report with recommended changes, if any, to the Audit Committee. This consultant shall meet with the Board and a member of senior management to present the written report in advance of BioMarin’s finalization of its annual Form 10-K report for the year end December 31, 2024. The Board shall consider implementation of each recommendation contained in the report, and such consideration shall be recorded in the meeting minutes.

BioMarin’s CFO shall not have been employed by any of BioMarin’s outside auditor firms during the prior two (2) years or, if involved in the auditor firm’s audit of BioMarin, during the prior five (5) years.

9.	INSIDER TRADING POLICY AND CONTROLS

To the extent not already required under the Global Code of Conduct and Business Ethics, the Company’s Insider Trading Policy shall be amended as follows, and shall be posted, as amended, on the Company website. To the extent insiders elect to enter into 10b5-1 trading plans (“Trading Plans”), such plans should be structured pursuant to the following rules:

(a) The Trading Plans shall prohibit the commencement of trading until ninety days (90) following a Trading Plan’s adoption;

(b) The adoption of a Trading Plan, and the aggregate number of shares involved, shall be publicly disclosed for Section 16 officers;

(c) Trading Plans shall only be adopted during “open window” periods; and

(d) All Trading Plans shall be approved by the Company’s General Counsel or designee.

10.	DIRECTOR EDUCATION

BioMarin shall require that every three years, each member of the Board shall receive director training and that training may be conducted either at an outside entity or internally by the Company’s General Counsel or outside counsel. Any such programs or training may concern, for example, compliance with laws and regulations, disclosures to stockholders, and fiduciary duties in the context of a regulated public company, including compliance with GAAP, the Sarbanes- Oxley Act, corporate governance, assessment of risk, compliance auditing, and reporting requirements for publicly-traded corporations.

6

All new Board members shall receive such training within six (6) months of election or appointment to the Board.

11.	EMPLOYEE TRAINING

The Company shall provide all new hires and appropriate employee populations with training on expectations with respect to integrity and compliance and the Code of Conduct. The Company shall require the appropriate employee populations to attest on an annual basis that they have read, understand, and will comply with the Code of Conduct.

12.	WHISTLEBLOWER POLICY

The Company shall adopt and implement a written policy (the “Whistleblower Policy”) to protect employees, contractors, vendors and other individuals from retaliation for reporting misconduct, non-compliance with applicable laws and regulations or violations of the Company’s Corporate Governance Principles, Global Code of Conduct and Business Ethics, Corporate Compliance and Ethics Program, and Environmental, Social and Governance (ESG) Practices.

The Whistleblower Policy will adequately notify employees of the following: (i) complaints may be directed to an employee’s manager, any member of Human Resources, that employee’s designated officer, or via a whistleblower phone number (the “Reporting Hotline”); (ii) reports made through the Reporting Hotline made be made anonymously (unless prohibited by local law); (iii) information gathered during investigations into reports will be kept confidential to the extent possible; and (iv) BioMarin strictly prohibits retaliation against any individual who raises complaints in good faith.

The Company shall post information regarding the Reporting Hotline phone number on the Company website and make clear that it is available to assist on matters pertaining to a potential violation of the Code of Conduct. The Reporting Hotline shall be confidential, and reports made to the Reporting Hotline relating to accounting, auditing, or embezzlement matters shall be directed to the Chairperson of the Audit Committee.

13.	NOTICE COSTS

Defendants must pay for and administer notice of any settlement in a form and manner mutually acceptable to the parties.

7

Multi-Case Filing Detail: The document above has been filed and/or served into multiple cases, see the details below including the case number and name.

Transaction Details

Court: DE Court of Chancery Civil Action	Document Type: Exhibits

Transaction ID: 72616079	Document Title: Exhibit A to Stipulation of Compromise and Settlement

Submitted Date & Time: Mar 27 2024 12:01PM

Case Details

Case Number	Case Name
2023-0058-NAC	Elaine Wang vs. Jean-Jacques Bienaimé, et. al.
2023-0569-NAC	Bill Tsantes v. Jean-Jacques Bienaimé et al

EFiled: Mar 27 2024 12:01PM EDT Transaction ID 72616079 Case No. Multi-Case

EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ELAINE WANG, derivatively on
behalf of BIOMARIN
PHARMACEUTICAL INC.,
C.A. No. 2023-0058-NAC
Plaintiff,

v.

JEAN-JACQUES BIENAIMÉ,
ELIZABETH MCKEE ANDERSON,
WILLARD DERE, ELAINE J.
HERON, ROBERT HOMBACH,
BRYAN LAWLIS, RICHARD A.
MEIER, DAVID E. I. PYOTT,
DENNIS J. SLAMON, MICHAEL
GREY, MARK J. ALLES, MAYKIN
HO, and HENRY J. FUCHS,

Defendants,

and

BIOMARIN PHARMACEUTICAL INC.,

Nominal Defendant.
Additional caption on next page

BILL TSANTES, on behalf of
BIOMARIN PHARMACEUTICAL
INC.,
C.A. No. 2023-0569-NAC
Plaintiff,

v.

JEAN-JACQUES BIENAIMÉ,
ELIZABETH MCKEE ANDERSON,
WILLARD DERE, ELAINE J.
HERON, ROBERT HOMBACH,
BRYAN LAWLIS, RICHARD A.
MEIER, DAVID E. I. PYOTT,
DENNIS J. SLAMON, MICHAEL
GREY, MARK J. ALLES, MAYKIN
HO, and HENRY J. FUCHS,

Defendants,

and

BIOMARIN PHARMACEUTICAL INC., a Delaware Corporation,

Nominal Defendant.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTIONS

TO: ALL PERSONS OR ENTITIES WHO HELD SHARES OF COMMON STOCK OF BIOMARIN PHARMACEUTICAL INC., EITHER OF RECORD OR BENEFICIALLY, AS OF April 9, 2024

IF YOU HOLD COMMON STOCK OF BIOMARIN PHARAMCEUTICAL INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

The purpose of this Notice is to inform you of (i) the pendency of the above- captioned actions (the “Derivative Actions”), which were brought in the Court of Chancery of the State of Delaware (the “Court”) by stockholders of BioMarin Pharmaceutical Inc. (“BioMarin” or the “Company”), asserting claims derivatively on behalf of the Company; (ii) the proposed settlement of the Derivative Actions (the “Settlement”), subject to Court approval and subject to other conditions of the Settlement being satisfied, as provided for in a Stipulation of Compromise and Settlement dated March 27, 2024 (the “Stipulation”), which was filed with the Court and is publicly available for review; and (iii) your right to participate in a hearing to be held on July 23, 2024, at 11:00 a.m., before the Court at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801(the “Settlement Hearing”). The purposes of the Settlement Hearing are to determine whether the Court should: (i) approve the proposed Settlement as fair, reasonable and adequate; (ii) dismiss the Derivative Actions with prejudice; (iii) enter an Order and Final Judgment approving the Settlement; (iv) approve a petition for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in the Derivative Actions (the “Fee Award”); (v) approve an application for fee for the reasonable services of each Plaintiff to be paid from the Fee Award (the “Service Award”); and (vi) hear and determine any objections to the Settlement, the Fee Award or the Service Award.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTIONS AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE PROPOSED SETTLEMENT, AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED BELOW).

The Stipulation was entered into as of March 27, 2024 by and among (i) Elaine Wang (“Wang”), the plaintiff in the above-captioned action Wang v. Bienaimé, et al., C.A. No. 2023-0058-NAC (Del. Ch.) (the “Wang Action”); (ii) Bill Tsantes (“Tsantes” and together with Wang, “Plaintiffs”), the plaintiff in the above-captioned action Tsantes v. Bienaimé, et al., C.A. No. 2023-0569-NAC (Del. Ch.); defendants Jean-Jacques Bienaimé, Elizabeth McKee Anderson, Willard Dere, Elaine J. Heron, Robert Hombach, Bryan Lawlis, Richard A. Meier, David E. I. Pyott, Dennis J. Slamon, Michael Grey, Mark J. Alles, Maykin Ho, and Henry J. Fuchs (the “Individual Defendants”); and (iv) Nominal Defendant BioMarin (and together with the Individual Defendants, “Defendants”). Plaintiffs and Defendants are collectively referred to herein as the “Parties.”

This Notice describes the rights you may have in the Derivative Actions and, pursuant to the Stipulation, what steps you may take, but are not required to take, in relation to the Settlement. If the Court approves the Settlement, the Parties will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Derivative Actions with prejudice in accordance with the terms of the Stipulation.

These Derivative Actions were brought as stockholder derivative actions on behalf of the Company. The benefits of the Settlement will go to the Company. Other than any award by the Court of fees and expenses to Plaintiffs’ Counsel, or any fee for the reasonable services of each Plaintiff to be paid from the attorneys’ fees awarded to Plaintiffs’ Counsel, no monetary payments under the Settlement will be made.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Derivative Actions, the terms of the proposed Settlement, and how the Settlement affects the legal rights of the Company’s stockholders.

2. In a derivative action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

3. As described more fully in paragraphs 35-36 below, current stockholders have the right to object to the proposed Settlement, the Fee Award or the Service Award. They have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable Nathan A. Cook on July 23, , 2024, at 11:00 a.m., Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801 or as may be undertaken via a remote proceeding such as Zoom or by telephone. At the Settlement Hearing, the Court will: (a) determine whether the proposed Settlement should be approved as fair, reasonable and adequate; (b) determine whether the Court should finally approve the Stipulation and enter the Order and Final Judgment as provided in the Stipulation and dismiss the Derivative Actions with prejudice, thereby extinguishing and releasing the Released Claims; (c) determine whether and in what amount an award of attorneys’ fees (including expenses) should be paid to Plaintiffs’ Counsel in the Fee Award; (d) determine whether and in what amount a Service Fee should be paid to Plaintiffs from the Fee Award; (e) hear and determine any objections to the Settlement, the Fee Award, the Service Award; and (e) rule on any other matters the Court may deem appropriate.

4. The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of the application by Plaintiffs’ Counsel for the Fee Award and/or Plaintiffs’ application for the Service Award to be paid from the Fee Award, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof, or notation on the docket in the Derivative Actions. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice of any kind.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE DERIVATIVE ACTIONS AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THIS LITIGATION.

5. BioMarin, a publicly traded Delaware corporation with its principal executive offices located in San Rafael, California, is a pharmaceutical company that developed Valrox, a gene therapy treatment for hemophilia A, a hereditary disease caused by the lack of a blood clotting protein called “Factor VII.”

6. Plaintiffs allege that between March 3, 2020 and August 18, 2020 (the “Relevant Period”), Defendants¸ among other things, breached their fiduciary duties by issuing, and/or permitting the issuance of, materially false and misleading statements regarding the status of the U.S. Food and Drug Administration’s (the “FDA”) approval process for Valrox. Plaintiffs allege that the Individual Defendants failed to disclose that the FDA had informed the Company in June 2020 that approval of Valrox by August 2020, the deadline under the Prescription Drug User Fee Act, was virtually impossible.

7. On August 19, 2020, the Company announced that the FDA would not approve Valrox at that time. On this news, BioMarin stock dropped by $41.82 per share, or 35%, to close at $76.72 per share on August 19, 2020.

8. On May 4, 2021, Tsantes, a BioMarin stockholder, served BioMarin with a demand for the inspection of books and records pursuant to 8 Del. C. § 220 (“§ 220”) concerning potential wrongdoing in connection with various statements issued regarding Valrox. In response thereto, after BioMarin and Tsantes negotiated the scope of a document production and entered into a confidentiality agreement, the Company produced 1,902 pages of internal, non-public Company documents to Tsantes, which counsel for Tsantes reviewed and analyzed.

9. On March 14, 2022, Tsantes, through his counsel, served a pre-suit litigation demand (the “Litigation Demand”) on BioMarin’s Board of Directors (the “Board”), which included certain allegations based on the confidential § 220 materials, demanding that the Board cause the Company to file an action against defendants Bienaimé and Fuchs for breach of fiduciary duty, contribution, and indemnification. The Litigation Demand also demanded that the Board commence an independent investigation in good faith into the events regarding alleged breaches of fiduciary duties by other current and/or former officers and directors of the Company. The Litigation Demand further demanded that the Board cause BioMarin to enter into tolling agreements with each individual implicated in the alleged wrongdoing to preserve the Company’s claims during the pendency of the Board’s investigation.

10. On April 25, 2022, Wang, a BioMarin stockholder, served BioMarin with a demand for the inspection of books and records pursuant to § 220. In response thereto, after BioMarin and Wang negotiated the scope of a document production and entered into a confidentiality agreement, the Company produced 1,248 pages of internal, non-public Company documents to Wang, which counsel for Wang reviewed and analyzed.

11. On June 1, 2022, the Company responded to Tsantes’ Litigation Demand, stating that the Board determined it was in the best interests of the Company to defer consideration of the Litigation Demand during the pendency of a related federal securities class action, BioMarin Pharmaceutical Inc. Securities Litigation, 3:20-cv-06719-WHO (N.D. Cal.) (the “Securities Class Action”).

12. On January 19, 2023, Wang filed a Confidential Verified Stockholder Derivative Complaint in the action Wang v. Bienaimé, et al., C.A. No. 2023-0058- NAC (the “Wang Action”), on behalf of the Company alleging, among other things, that the Individual Defendants breached their fiduciary duties. Certain of the allegations in the Wang Action are based on the confidential § 220 materials.

13. On March 1, 2023, Defendants filed a motion to dismiss the complaint in the Wang Action (the “Motion to Dismiss”) pursuant to Court of Chancery Rules 23.1 (“Rule 23.1”), 12(b)(1), and 12(b)(6).

14. While the parties to the Wang Action were discussing a mutually agreeable briefing schedule in connection with the Motion to Dismiss, the parties in the Securities Class Action reached a proposed settlement, and, on April 28, 2023, moved for preliminary approval of that settlement. The settlement of the Securities Class Action provides for a cash payment of $39,000,000.00 to the class.

15. A hearing on the motion for final approval of the settlement of the Securities Class Action was conducted on November 8, 2023. That same day, the United States District Court for the Northern District of California entered a Minute Order that states “[t]he Court finds the settlement to be fair, adequate, and reasonable and anticipates granting final approval.” See 3:20-cv-06719-WHO, ECF No, 153. The order granting final approval of the Securities Class Action settlement was entered on November 14, 2023.

16. On June 2, 2023, Tsantes filed a Confidential Verified Stockholder Derivative Complaint in the action Tsantes v. Bienaimé, et al., C.A. No. 2023-0569- NAC (the “Tsantes Action”), on behalf of the Company alleging, among other things, that the Individual Defendants breached their fiduciary duties. Certain of the allegations in the Tsantes Action are based on the confidential § 220 materials.

17. Shortly thereafter, Plaintiffs agreed to work cooperatively to attempt to negotiate a resolution of the claims asserted in the Derivative Actions and, in or about July 2023, commenced negotiations with Defendants.

18. The negotiations between the Parties continued for several months and, in October 2023, the Parties agreed to schedule a mediation with Michelle Yoshida, Esq. (“Ms. Yoshida” or the “Mediator”) of Phillips ADR Enterprises (“PADRE”) to take place on November 9, 2023. Ms. Yoshida served as the mediator in connection with the Securities Class Action settlement.

19. The Parties continued negotiations regarding the substantive terms of the Settlement and, on November 6, 2023, reached an agreement-in-principle regarding those terms.

20. Ms. Yoshida was provided with the substantive terms of the Settlement by the Parties and, on November 9, 2023, conducted a full day mediation session (the “Mediation”) with the Parties concerning the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel (defined herein) in consideration of the substantial benefits achieved for the Company and its current stockholders through the filing, litigation, and settlement of the Derivative Actions. By the conclusion of the Mediation, the Parties had reached an impasse and the Mediation session ended with no agreement reached by the Parties.

21. On November 10, 2023, Ms. Yoshida issued a double-blind mediator’s recommendation to the Parties (the “Mediator’s Proposal”). The Mediator’s Proposal recommended the payment of $1,250,000.00 in attorneys’ fees and expenses to Plaintiffs’ Counsel, subject to approval by the Court. The Parties accepted the Mediator’s Proposal on November 10, 2023.

22. The Parties executed the Stipulation on March 27, 2024.

WHAT ARE THE TERMS OF THE SETTLEMENT?

23. Set forth below is a summary of the principal terms of the proposed Settlement, as agreed to by the Parties, subject to the approval of the Court. The following statements are a summary, and reference is made to the Stipulation, which is publicly available as indicated in paragraph 37 below, for a full and complete statement of the terms of the Settlement.

24. In consideration for the full settlement and release of the Released Claims (as defined below), and subject to the terms and conditions set forth in the Stipulation, within thirty (30) days after entry of Judgment, BioMarin’s Board shall adopt resolutions and amend its Bylaws, committee Charters, and other applicable corporate policies to implement the following reforms (the “Reforms”) set forth below, which shall remain in effect for no less than four (4) years (the “Term”):

The Disclosure and Controls Committee

a)

The Company will establish a management-level Disclosure and Controls Committee (the “Disclosure Committee”). The Disclosure Committee shall be charged with ensuring: (i) the accuracy of earnings releases and material press releases; (ii) accurate filings with the U.S. Securities and Exchange Commission (the “SEC”); (iii) the effectiveness of the Company’s disclosure controls and procedures.

b)

The Disclosure Committee will ensure effective procedures and protocols are in place at the Company such that all the Company’s SEC filings and material press releases are vetted for accuracy, integrity, and completeness, and for reviewing with management its ongoing compliance with these protocols and procedures.

c)

The approval of the Disclosure Committee shall be required prior to any earnings releases or SEC filings, and such approval shall not be granted without first fully considering the Company’s abilities to meet any applicable goals or targets and determining that any authorized corporate public statement is true and accurate.

d)

The Disclosure Committee shall hold regular meetings prior to the preparation and filing of the Company’s annual and quarterly reports with the SEC, and ad hoc meetings from time to time. Other personnel of the Company, or representatives of its outside advisors, may be invited to attend Disclosure Committee meetings as deemed necessary or appropriate by the Disclosure Committee in performing its duties and responsibilities.

The Science and Technology Committee

e)

BioMarin shall amend the Charter for its Board-level Science and Technology Committee (the “Science Committee”), and post the new Charter on the Investor Relations portion of its website and include a link to this charter in each Proxy Statement.

f)

The Science Committee shall be comprised solely of Independent Directors (as defined in the existing charter) and persons who have no financial or other material interest in any matter to be reviewed. At least two members of the Science Committee must be a scientist (Ph.D. level) or medical doctor, with relevant work and/or academic research experience.

g)

The Science Committee’s responsibilities shall include evaluating the impacts of developments relating to preclinical studies and near-clinical phase programs on the Company’s collaborations and drug development plans, including but not limited to BioMarin’s relationships with any collaborating entities.

h)

The Science Committee, from a scientific and technical perspective, shall review, evaluate, and advise the Board and management regarding the long-term strategic goals and objectives and the quality and direction of the Company’s research and development (“R&D”) programs, and regularly review the Company’s R&D pipeline.

i)

The Science Committee shall identify and discuss new and emerging trends in health care, pharmaceutical science, technology, manufacturing, and regulation to assist the Company in making well- informed choices in the investment of its R&D resources, and recommend to the Board and management emerging technologies for potentially building the Company’s technological assets and capabilities.

j)

The Science Committee shall assist management in identifying world- class experts, including potential members for scientific advisory boards, to provide strategic scientific and clinical advice regarding the Company’s programs and, in coordination with the Company’s management, engage with the Company’s scientific advisory boards and other advisors.

k)

The Science Committee shall ensure that the Audit Committee and the Board are promptly made aware when any issues arising out of a clinical trial, including those pertaining to clinical trial data and protocols, are sufficiently material to trigger a disclosure obligation.

l)	The Science Committee shall have access to all communications to the Company from the FDA, or from the FDA to the Company.

m)

The Science Committee shall meet from time to time as it deems necessary to perform its responsibilities, but in no event less than twice annually, and shall report regularly, but in no event less than twice annually, to the Board.

n)	The Science Committee may from time to time request any officer(s), employee(s) or advisor(s) of the Company to meet with the Science Committee or any advisor(s) engaged by the Science Committee;

The Public Data Disclosures to Stockholders

o)	If management and/or the Board chooses to publicly release interim product candidate results, the Company will do so in a manner that is not false or misleading.

p)	At least a subset of the Disclosure Committee shall review any disclosure releasing new clinical trial data before it disseminated to investors;

Improvements to the Audit Committee

q)	BioMarin shall adopt a resolution to amend its Audit Committee Charter, and post the amended Charter on the Investor Relations section of the Company’s website.

r)

The amended Charter shall provide that the Audit Committee shall plan to meet at least six (6) times annually and in separate executive sessions with the Company’s management, independent auditor, and Chief Compliance Officer in carrying out its duties. The Chief Financial Officer will not be present at such meetings.

s)

The Audit Committee shall, in conjunction with BioMarin’s independent outside auditor, annually review staffing of the Company’s internal audit function to ensure that necessary staffing levels of the internal audit function are fulfilled and maintained.

t)

The Audit Committee shall meet with the Disclosure Committee, or its designee, at least four times annually to discuss the Company’s R&D, production, and/or marketing goals as it relates to material press releases, SEC Form 10-Qs, and Form 10-Ks to align on processes and procedures to facilitate accurate public disclosures.

Limited Director and Committee Engagements

u)

BioMarin shall limit director and committee engagements outside the Company to help ensure that each director fulfills his or her fiduciary oversight duties by devoting sufficient attention to BioMarin’s business and operations.

Expansion of the Duties and Responsibilities of the General Counsel

v)	The duties and responsibilities of the Company’s General Counsel shall be expanded to include liaising between management, the Board, and the Audit Committee.

w)

In conjunction with the CCO, the General Counsel shall: (i) be primarily responsible for identifying and initiating investigations into material misconduct and noncompliance with applicable laws and regulations; (ii) if the General Counsel determines that there has been non-compliance with applicable laws and regulations, report those issues to the Disclosure Committee and the Audit Committee, within three days of identification of these issues; and (iii) make recommendations for further evaluation and/or remedial action within deadlines agreed to by the Disclosure and Audit Committees.

x)

As part of the Disclosure Committee, review BioMarin’s draft quarterly and annual reports, filed with the SEC on Forms 10-K and 10-Q, and related materials prior to their publication to ensure (i) the accuracy, completeness, and timeliness of disclosures relating to compliance with applicable laws and regulations; and (ii) accurate reporting of any material issues that may merit disclosure to other BioMarin constituencies.

y)

As part of the Disclosure Committee, review BioMarin’s press releases and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to BioMarin’s compliance with applicable laws and regulations, and reporting any material issues that may merit disclosure to other BioMarin constituencies.

z)

Working with the Audit Committee as a part of the Disclosure Committee’s subcommittee to evaluate the adequacy of BioMarin’s internal controls over compliance and develop proposals for improving these controls.

Internal Controls and Compliance Functions

aa)

By no later than December 31, 2024. the Board shall work with an independent consultant to strengthen its internal audit and control functions, including, but not limited to, the accuracy of public disclosures.

bb)

The consultant shall prepare a written report with recommended changes, if any, to the Audit Committee. This consultant shall meet with the Board and a member of senior management to present the written report in advance of BioMarin’s finalization of its annual Form 10-K report for the year end December 31, 2024. The Board shall consider implementation of each recommendation contained in the report, and such consideration shall be recorded in the meeting minutes.

cc)

BioMarin’s CFO shall not have been employed by any of BioMarin’s outside auditor firms during the prior two (2) years or, if involved in the auditor firm’s audit of BioMarin, during the prior five (5) years.

Insider Trading Policy And Controls

dd)

To the extent not already required, the Company’s Insider Trading Policy shall be amended, and the amended policy posted on the Company website. The amended policy shall provide that when Company insiders elect to enter into 10b5-1 trading plans (“Trading Plans”), the Trading Plans shall prohibit the commencement of trading until ninety days (90) following a Trading Plan’s adoption.

ee)	The adoption of a Trading Plan, and the aggregate number of shares involved, shall be publicly disclosed for Section 16 officers.

ff)	Trading Plans shall only be adopted during “open window” periods.

gg)	All Trading Plans shall be approved by the Company’s General Counsel or designee.

Director Education

hh)

BioMarin shall require that every three years, each member of the Board shall receive director training and that training may be conducted either at an outside entity or internally by the Company’s General Counsel or outside counsel. Any such programs or training may concern, for example, compliance with laws and regulations, disclosures to stockholders, and fiduciary duties in the context of a regulated public company, including compliance with GAAP, the Sarbanes- Oxley Act, corporate governance, assessment of risk, compliance auditing, and reporting requirements for publicly-traded corporations.

ii)	All new Board members shall receive such training within six (6) months of election or appointment to the Board.

Employee Training

jj)

The Company shall provide all new hires and appropriate employee populations with training on expectations with respect to integrity and compliance and the Code of Conduct. The Company shall require the appropriate employee populations to attest on an annual basis that they have read, understand, and will comply with the Code of Conduct.

Whistleblower Policy

kk)

The Company shall adopt and implement a written policy (the “Whistleblower Policy”) to protect employees, contractors, vendors and other individuals from retaliation for reporting misconduct, non- compliance with applicable laws and regulations or violations of the Company’s Corporate Governance Principles, Global Code of Conduct and Business Ethics, Corporate Compliance and Ethics Program, and Environmental, Social and Governance (ESG) Practices.

ll)

The Whistleblower Policy will adequately notify employees of the following: (i) complaints may be directed to an employee’s manager, any member of Human Resources, that employee’s designated officer, or via a whistleblower phone number (the “Reporting Hotline”); (ii) reports made through the Reporting Hotline made be made anonymously (unless prohibited by local law); (iii) information gathered during investigations into reports will be kept confidential to the extent possible; and (iv) BioMarin strictly prohibits retaliation against any individual who raises complaints in good faith.

mm)

The Company shall post information regarding the Reporting Hotline phone number on the Company website and make clear that it is available to assist on matters pertaining to a potential violation of the Code of Conduct. The Reporting Hotline shall be confidential, and reports made to the Reporting Hotline relating to accounting, auditing, or embezzlement matters shall be directed to the Chairperson of the Audit Committee.

25. Defendants shall pay for, and administer, notice of any settlement in a form and manner mutually acceptable to the parties.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

26. The Settlement set forth in the Stipulation reflects the results of the Parties’ negotiations and the terms of the Stipulation, and an agreement-in-principle was reached only after arm’s-length negotiations, with the assistance of—and following a mediator’s proposal from—Ms. Yoshida as mediator, among the Parties, all of which were represented by counsel with extensive experience and expertise in stockholder derivative litigation.

27. Plaintiffs believe that the Released Claims had merit when filed and continue to have merit, and Plaintiffs are settling the Released Claims because Plaintiffs believe that the Settlement will provide substantial value to the Company and its stockholders. Plaintiffs have concluded that the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders, and that it is reasonable to pursue the Settlement based on the terms and procedures outlined in the Stipulation.

28. Defendants have denied, and continue to deny, that they have committed or threatened to commit any violations of law, breaches of duty, breaches of contract, or other wrongdoing toward the Company, Plaintiffs, or anyone else concerning any of the claims, allegations, or requests for relief set forth in the complaints filed in these Derivative Actions.

29. If the Settlement is approved, the Court will enter an order approving the Settlement in accordance with the Stipulation, at which time the Derivative Actions will be dismissed with prejudice on the merits. The first date by which such order is finally affirmed on appeal or is no longer subject to appeal, and the time for any petition for re-argument, appeal or review, by leave, writ of certiorari, or otherwise, has expired, constitutes “Final Approval.” Upon receipt of Final Approval, and subject to the conditions set forth in the Stipulation, the following releases will occur:

The Released Parties shall be deemed to have, and by operation of the Order and Final Judgment approving the Settlement shall have, completely discharged, dismissed with prejudice on the merits, released and settled, to the fullest extent permitted by law, the Released Claims against the Released Parties (as defined below) and shall be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any of the Released Claims against any of the Released Parties.

The obligations incurred pursuant to the Stipulation shall be in full and final disposition of the Derivative Actions and each of the Released Claims. It is the intention of the Parties that the Settlement eliminate all further risk and liability relating to the Released Claims, and that the Settlement shall be a final and complete resolution of all claims asserted or which could be or could have been asserted with respect to the Released Claims against any of the Released Parties, including without limitation any claims for contribution in accordance with 10 Del. C. § 6304 and any similar laws or statutes.

“Released Claims” means Plaintiffs’ Released Claims and Defendants’ Released Claims; provided, however, for the avoidance of doubt, that Released Claims shall not include any claims relating to the enforcement of this Stipulation or Settlement or any claims by BioMarin or the Individual Defendants for insurance coverage or any claims by the Individual Defendants for indemnification or advancement.

“Released Defendant Parties” means all Defendants in the Derivative Actions, and any and all of their and BioMarin’s respective current or former agents, parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, assigns, insurers, reinsurers, consultants, and other representatives, servants and related persons, in their capacities as such.

“Plaintiffs’ Released Claims” means all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, including Unknown Claims, that arise out of or relate in any way to Released Plaintiff Parties’ (as defined below) institution, prosecution, or settlement of the Derivative Actions.

“Released Plaintiff Parties” means Plaintiffs and Plaintiffs’ Counsel and each of their respective agents, assigns, and related persons.

“Released Party” or “Released Parties” means each and all of the Released Plaintiff Parties and the Released Defendant Parties.

“Released Parties” means the Released Plaintiff Parties and the Released Defendant Parties, individually or collectively as the context may require.

The Settlement is intended to extinguish all of the Released Claims by the Releasing Parties as against the Released Parties and, consistent with such intention, upon Final Approval of the Settlement, the Releasing Parties shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the Released Claims. This shall include a waiver of any rights pursuant to California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR THE RELEASED PARTY.

30. If the Settlement is approved and Final Approval occurs, since the Company will have released the Released Claims described above against the Released Parties, no Company stockholder will be able to bring another action asserting those claims against those persons on behalf of the Company or individually.

31. Pending final determination of whether the Settlement should be approved, all proceedings in the Derivative Actions, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement and determine a fee award, have been stayed and suspended. Subject to an Order of the Court, until the earlier of Final Approval (defined below) or an order of the Court substantially denying or declining to approve the Settlement in accordance with the Stipulation, the Released Parties, or any individual, are barred and enjoined to the maximum extent permitted under law from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of the Released Claims, either directly, representatively, derivatively or in any other capacity, against any of the Released Parties. The Parties agree to use their best efforts to prevent, stay, seek dismissal of, or oppose entry of any interim or final relief in favor of any of the Released Parties in any other litigation against any of the Released Parties or their affiliates that challenges the Settlement or brings claims, the release of which are contemplated by the Stipulation.

32. “Final Approval” means the later of (a) the expiration of the time for the filing or noticing of an appeal or motion for reargument or rehearing from the Court’s Order and Final Judgment approving the Settlement; (b) the date of final affirmance of the Court’s Order and Final Judgment on any appeal or reargument or rehearing; or (c) the final dismissal of any appeal.

HOW WILL THE ATTORNEYS BE PAID?

33. Concurrent with seeking final approval of the Settlement, Plaintiffs’ Counsel intends to petition the Court for an award of attorneys’ fees and expenses not to exceed $1,250,000. Plaintiffs’ Counsel also intends to seek a Service Award of up to $2,000.00 to be paid to each Plaintiff for their reasonable efforts in prosecuting the Derivative Actions. Any such Service Award shall be paid out of the Fee Award granted to Plaintiffs’ Counsel. Defendants agree not to object or oppose the requested Fee Award. Plaintiffs’ Counsel will make this petition not less than thirty (30) calendar days prior to the Settlement Hearing.

34. Any award to Plaintiffs’ Counsel for fees and expenses and any service fee to Plaintiffs shall be determined by the Court.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO

I HAVE THE RIGHT TO APPEAER AT THE SETTLEMENT HEARING?

35. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Nathan A. Cook on July 23, 2024, at 11:00 a.m., Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, or as may be undertaken via a remote proceeding such as Zoom or by telephone. Any current stockholder who objects to the Settlement, the application for attorneys’ fees and expenses by Plaintiffs’ Counsel, or Plaintiffs’ application for Service Awards, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Order and Final Judgment to be entered thereon, or the allowance of fees and expenses to Plaintiffs’ Counsel, or otherwise be heard with respect to the matters considered at the Settlement Hearing unless, no later than twenty (20) calendar days before the Settlement Hearing, such person files with the Register in Chancery, Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, the following: (a) proof of ownership of the Company’s stock as of April 9, 2024, and continuously to the present; (b) a written and signed notice of the Objector’s intention to appear, which states the name, address and telephone number of the Objector and, if represented, his, her, or its counsel; (c) a detailed statement of the objections to any matter before the Court; and (d) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider. Any such filings with the Court must also be served upon each of the following counsel (by e-service, hand, or overnight mail) such that they are received no later than twenty (20) calendar days prior to the Settlement Hearing:

Timothy J. MacFall

RIGRODSKY LAW, P.A.

300 Delaware Avenue, Suite 210

Wilmington, DE 19801

(302) 295-5310

Counsel for Plaintiff Elaine Wang

Rusty E. Glenn

SHUMAN, GLENN & STECKER

600 17th Street, Suite 2800 South

Denver, CO 80202

(303) 861-4531

Counsel for Plaintiff Bill Tsantes

D. McKinley Measley

MORRIS, NICHOLS, ARSHT TUNNELL LLP

1201 N. Market Street

P.O. Box 1347

Wilmington, DE 19899-1347

(302) 658-9200

Brett De Jarnette

COOLEY LLP

3175 Hanover Street

Palo Alto, CA 94304-1130 (650) 849-7005

Attorneys for Defendants Bienaimé, Anderson, Dere, Heron, Hombach, Lawlis, Meier, Pyott, Slamon, Grey, Alles, Fuchs, and Nominal Defendant BioMarin Pharmaceutical Inc.

36. Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement or the application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses, or any other matter related to the Settlement, in the Action or in any other action or proceeding.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

This Notice does not purport to be a comprehensive description of the Derivative Actions, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Actions, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Derivative Actions at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, during regular business hours of each business day. If you have questions regarding the Settlement, you may write or call Plaintiff’s counsel: Timothy J. MacFall, RIGRODSKY LAW, P.A., 300 Delaware Avenue, Suite 210, Wilmington, DE 19801, (302) 295-5310; Rusty E. Glenn, SHUMAN, GLENN & STECKER, 600 17th Street, Suite 2800 South Denver, CO 80202, (303) 861-3003; Brett D. Stecker, SHUMAN, GLENN & STECKER, 326 W. Lancaster Avenue, Ardmore, PA 19003, (303) 861-3003; Gustavo F. Bruckner, Samuel J. Adams, POMERANTZ LLP, 600 Third Avenue, New York, NY 10016, (212) 661-1100.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE

37. Brokerage firms, banks, and other persons or entities who hold shares of the Company’s common stock as record owners, but not as beneficial owners, are directed to either (a) promptly request from the Company sufficient copies of this Notice to forward to all such beneficial owners and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to the Company, after which the Company will promptly send copies of the Notice to such beneficial owners. Copies of this Notice may be obtained by calling the Company toll-free at 1 (833) 243-3003. A copy of the Stipulation can also be found on the Company’s Investor Relations page at https://investors.biomarin.com/overview/default.aspx.

BY ORDER OF THE COURT:
Dated: , 2024
Register in Chancery

Multi-Case Filing Detail: The document above has and/or served into multiple cases, see the case number and name.

Transaction Details

Court: DE Court of Chancery Civil Action	Document Type: Exhibits

Transaction ID: 72616079	Document Title: Exhibit C to Stipulation of Compromise and Settlement

Submitted Date & Time:Mar 27 2024 12:01PM

Case Details

Case Number	Case Name
2023-0058-NAC	Elaine Wang vs. Jean-Jacques Bienaimé, et. al.
2023-0569-NAC	Bill Tsantes v. Jean-Jacques Bienaimé et al